EXHIBIT 7.13

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Common Stock of Clearwire Corporation, dated as of June 21, 2013 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

MOUNT KELLETT CAPITAL MANAGEMENT LP
By:	Mount Kellett Capital Management GP LLC, its general partner

By:	/s/ Jonathan Fiorello
Jonathan Fiorello, Chief Operating Officer

HIGHSIDE CAPITAL MANAGEMENT, L.P.
By:	Highside Management, LLC, its general partner

By:	/s/ H. Lee S. Hobson
H. Lee S. Hobson, Managing Member

HIGHSIDE MANAGEMENT, LLC
By:	/s/ H. Lee S. Hobson
H. Lee S. Hobson, Managing Member

H. LEE S. HOBSON
/s/ H. Lee S. Hobson

GLENVIEW CAPITAL MANAGEMENT, LLC
By:	/s/ Mark J. Horowitz
Mark J. Horowitz, Chief Operating Officer and General Counsel

LAWRENCE M. ROBBINS
By:	/s/ Mark J. Horowitz
Mark J. Horowitz, attorney-in-fact for Lawrence M. Robbins

CHESAPEAKE PARTNERS MANAGEMENT CO., INC.
By:	/s/ Mark D. Lerner
Mark D. Lerner, Vice President

C P MANAGEMENT, L.L.C.
By:	Chesapeake Partners Management Co., Inc., its sole member and owner

By:	/s/ Mark D. Lerner
Mark D. Lerner, Vice President

MARK D. LERNER
/s/ Mark D. Lerner

TRACI LERNER
/s/ Traci Lerner

June 21, 2013